Exhibit 10.16

CELGENE CORPORATION
STOCK OPTION AGREEMENT PURSUANT TO THE
2008 STOCK INCENTIVE PLAN
(Amended & Restated as of April 15, 2015)
(As Further Amended as of June 15, 2016)

THIS CERTIFIES that, pursuant to the Celgene Corporation 2008 Stock Incentive Plan, as amended and restated as of April 15, 2015, and as further amended as of June 15, 2016, annexed hereto as Exhibit A (the “Plan”), %%FIRST_NAME%-% %%LAST_NAME%-% (the (“Optionee”) was granted, on %%OPTION_DATE,’DD-Month-YYYY’%-% (the “Grant Date”) an Option (the “Option”) to purchase %%TOTAL_SHARES_GRANTED,’999,999,999’%-% shares of Common Stock, par value $.01 per share, of Celgene Corporation, Option Number %%OPTION_NUMBER%-% at a price of US%%OPTION_PRICE,’$999,999,999.99’%-% per share, subject to and under the terms and conditions set forth herein and in the Plan, which are deemed incorporated herein by reference. The Option granted pursuant hereto is made as of the Grant Date and shall be governed by the terms of Plan, as amended and restated as of April 15, 2015, and as further amended as of June 15, 2016. These Options are granted as non-qualified (NQ) stock options, according to the vesting details provided below. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. Subject to the earlier termination of this Option in accordance with the terms and conditions of the Plan, this Option will terminate on %%EXPIRE_DATE_PERIOD1,’DD-Month-YYYY’%-% and thereafter will be of no further force or effect.

Vesting Schedule.

The following table indicates the date upon which the Optionee shall be entitled to exercise the indicated installments of this Option (the “Vesting Date”), and the number of shares of Common Stock thereupon issuable upon such exercise, provided that the Optionee has not incurred a Termination of Employment prior to the applicable Vesting Date:

Vesting Date	Number of Shares of Common Stock Issuable Upon Exercise of the Vested Installment of this Option as NQs
%%VEST_DATE_PERIOD1,’DD-Month-YYYY’%-%	%%SHARES_PERIOD1,’999,999,999’%-%
%%VEST_DATE_PERIOD2,’DD-Month-YYYY’%-%	%%SHARES_PERIOD2,’999,999,999’%-%
%%VEST_DATE_PERIOD3,’DD-Month-YYYY’%-%	%%SHARES_PERIOD3,’999,999,999’%-%
%%VEST_DATE_PERIOD4,’DD-Month-YYYY’%-%	%%SHARES_PERIOD4,’999,999,999’%-%

Notwithstanding the foregoing, 100% of the then unvested Options shall become fully vested and exercisable on the date of the Optionee’s death or Disability, provided that the Optionee has not incurred a Termination of Employment prior to the applicable date. In addition, 100% of the then unvested Options shall become fully vested and exercisable in accordance with Section 13.1(c) of the Plan in the event of Optionee’s involuntary Termination of Employment without Cause at any time during the two (2) year period commencing on a Change in Control.

There shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all such vesting shall occur only on the Vesting Date.

Exercise Prior to Vesting Permitted.

Subject to the provisions of this Option, the Optionee may elect at any time prior to the Optionee’s Termination of Employment to exercise this Option as to any part or all of the shares of Common Stock subject to this Option at any time during the term hereof prior to the Vesting Date set forth above with respect to the Option; provided, however, that:

(1) any shares so purchased under an Option which have not vested as of the date of exercise shall be subject to a repurchase option in favor of the Company, as described in the Restricted Stock Agreement annexed hereto as Exhibit B (“Restricted Stock Agreement”), which will lapse in accordance with the vesting schedule set forth above, and such other terms and provisions in the Restricted Stock Agreement; and

(2) the Optionee enters into a Restricted Stock Agreement.

The election to purchase shares of Common Stock upon the exercise of this Option prior to the Vesting Date shall cease upon the earlier of the Optionee’s Termination of Employment and expiration of the Option and may not be exercised after the date thereof.

Conflicting Employment Agreement. In the event the Optionee has entered into an individual employment agreement with the Employer, to the extent that this Agreement conflicts, or is inconsistent, with the conditions and provisions of each individual employment agreement (provided, however, that such employment agreement does not conflict with the terms of the Plan), such individual employment agreement shall control to the extent more favorable to the Optionee than the terms of this Agreement, and this Agreement shall be deemed to be modified accordingly.

No Obligation to Continue Employment. This Agreement does not guarantee that the Employer will employ the Optionee for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Optionee’s employment or compensation.

Exercise Following Termination of Employment. This Option, to the extent vested, may be exercised following the Optionee’s Termination of Employment to the extent provided in Section 12.2 of the Plan. Notwithstanding anything herein to the contrary, if the Optionee’s Termination of Employment is for Cause, this Option shall immediately terminate and expire.

Termination by Reason of Retirement. This Option is eligible for continued vesting during the three year period (but not beyond the term of the Option) following a participant’s Retirement under Section 12.2(b) of the Plan. Notwithstanding the definition of “Retirement” set forth in the Plan, for purposes of this Option and this Agreement, the term “Retirement” shall mean the Optionee’s Termination of Employment due to a voluntary resignation at or after the earlier of: (1) the attainment of age fifty-five (55) and the completion of five (5) years of service, and (2) the attainment of an age plus completed years of service that equals sixty-five (65) and the completion of a minimum of two (2) years of service.

CELGENE CORPORATION

    Mark Alles
    Chief Executive Officer

THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.

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